Exhibit 99.(e)(4)

FORM OF

AMENDMENT NO. 3

TO THE

DISTRIBUTION AGREEMENT

Amendment No. 3 dated [       ], 2026 (“Amendment No. 3”) to the Distribution Agreement dated September 4, 2024 (the "Agreement”) between Russell Investments Financial Services, LLC, a Washington Limited Liability Company (the “Distributor”) and Venerable Variable Insurance Trust, a Delaware statutory trust (the “Investment Company”).

The Distributor and the Investment Company hereby agree to modify and amend the Agreement as follows:

1.	New Funds. Effective [ ], 2026, the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable International Equity Fund

Venerable Government Money Market Fund

Venerable Real Estate Fund

Venerable Inflation Focused Fund

2.	Schedule A. Schedule A to the Agreement, which sets forth each series of the Investment Company, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first set forth above.

RUSSELL INVESTMENTS FINANCIAL SERVICES, LLC

By:
Name:
Title:

VENERABLE VARIABLE INSURANCE TRUST

By:
Name:
Title:

AMENDMENT NO. 3

EXHIBIT A

DISTRIBUTION AGREEMENT

Fund
Venerable High Yield Fund
Venerable Large Cap Index Fund
Venerable Moderate Allocation Fund
Venerable Strategic Bond Fund
Venerable US Large Cap Strategic Equity Fund
Venerable US Large Cap Core Equity Fund
Venerable Emerging Market Equity Fund
Venerable World Equity Fund
Venerable US Small Cap Fund
Venerable International Index Fund
Venerable Mid Cap Index Fund
Venerable Small Cap Index Fund
Venerable Bond Index Fund
Venerable Intermediate Corporate Bond Index Fund
Venerable World Conservative Allocation Fund
Venerable World Moderate Allocation Fund
Venerable World Appreciation Allocation Fund
Venerable Conservative Allocation Fund
Venerable Conservative Appreciation Allocation Fund
Venerable Moderate Appreciation Allocation Fund
Venerable Appreciation Allocation Fund
Venerable International Equity Fund
Venerable Government Money Market Fund
Venerable Real Estate Fund
Venerable Inflation Focused Fund